Exhibit 99.1

francesca’s® Announces Departure of EVP and Chief Merchandising Officer

•	Company Commences Search for New Chief Merchant
•	Company Provides Preliminary Second Quarter Results

HOUSTON, TEXAS— August 21, 2017 — Francesca’s Holdings Corporation (NASDAQ: FRAN) today announced the departure of Laurie Hummel, EVP and Chief Merchandising Officer. The Company has commenced a search for a new Chief Merchant.

Steve Lawrence, President and CEO, stated, “We have a lot of talent in our merchandising team and are confident in their ability to execute our strategy as we search for a new Chief Merchant. During this period, the team will report directly to me. We wish Laurie well in her future endeavors.”

Preliminary Second Quarter Results

Preliminary comparable sales for the fiscal second quarter ended July 29, 2017, decreased 3% and preliminary diluted earnings per share for the second quarter is expected to be $0.20.

Mr. Lawrence continued, “We are pleased to have exceeded our second quarter EPS guidance, driven by better than expected merchandise margin and lower than expected SG&A. That said, we note that back-to-school has been off to a very challenging start and our comparable sales have further decelerated from July. We will provide additional detail on our second quarter performance, as well as discuss our third quarter and full year outlook, on our upcoming earnings call.”

A conference call to discuss second quarter results and third quarter and full year expectations is scheduled for September 6, 2017, at 8:30 a.m. ET.

Please note these results are preliminary and subject to change. The Company and its external auditors have not completed their normal quarterly closing and related review procedures and there can be no assurance that final results for the quarter will not differ from the preliminary results, including as a result of quarter-end closing procedures or review adjustments. In addition, these preliminary results should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP that have been reviewed by the Company’s external auditors.

Forward-Looking Statements

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements reflect our current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. These risks and uncertainties include, but are not limited to, the following: the risk that we cannot anticipate, identify and respond quickly to changing fashion trends and customer preferences or changes in consumer environment, including changing expectations of service and experience in boutiques and online, and evolve our business model; our ability to attract a sufficient number of customers to our boutiques or sell sufficient quantities of our merchandise through our ecommerce business; our ability to successfully open and operate new boutiques each year; our ability to efficiently source and distribute additional merchandise quantities necessary to support our growth; and our ability to successfully attract, hire and integrate our next Chief Merchant. For additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to "Risk Factors" in our Annual Report on Form 10-K for the year ended January 28, 2017 filed with the Securities and Exchange Commission (“SEC”) on March 22, 2017 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement.

About Francesca's Holdings Corporation

francesca's® is a growing specialty retailer which operates a nationwide-chain of boutiques providing customers a unique, fun and personalized shopping experience. The merchandise assortment is a diverse and balanced mix of apparel, jewelry, accessories and gifts. Today francesca's® operates approximately 679 boutiques in 48 states and the District of Columbia and also serves its customers through francescas.com. For additional information on francesca's®, please visit www.francescas.com.

CONTACT:

ICR, Inc.

Jean Fontana 646-277-1214

Company

Kelly Dilts 832-494-2236

Kate Venturina 832-494-2233

IR@francescas.com